EXHIBIT 21.1



SUBSIDIARIES

The Experiential Agency, Inc.
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     An   Illinois  corporation.


XA Scenes, Inc.
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     A    Nevada  corporation.


XA Interactive, Inc.
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     A    Nevada  corporation.


Fiori XA, Inc.
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     A    Nevada  corporation


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